EXHIBIT 99.1

                                                              Gorsek's Agreement
                            Edwards Angell Palmer & Dodge LLP Draft of 3/16/2010
                                                       Privileged & Confidential
                                                   Attorney-Client Communication


                            STOCK PURCHASE AGREEMENT

     This Agreement (this "Agreement"), dated as of March 23, 2010, is by and among Great Hill Equity Partners III, L.P. and Great Hill Equity Partners IV, L.P. (each a "Buyer" and collectively, the "Buyers") and Wayne F. Gorsek ("Seller").

     WHEREAS, the Seller owns 4,787,788 shares (the "Shares") of common stock, par value $0.00001 per share (the "Common Stock"), of Vitacost.com, Inc., a StateplaceDelaware corporation ("Vitacost"), and the Buyers desire to purchase the Shares.

                  WHEREAS, Vitacost announced on February 18, 2010 its financial results for the fourth quarter and year ended December 31, 2009 ("Year End Release") and is required to file an annual report on Form 10-K with the Securities and Exchange Commission by no later than March 31, 2010.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, agreements and terms and conditions contained herein and intending to be legally bound, the parties hereto agree as follows:

Section 1.        Purchase and Sale of Common Stock

     (a) Purchase. On the terms and subject to the conditions set forth in this Agreement, concurrently with the execution of this Agreement, the Buyers shall purchase the Shares from the Seller, and the Seller shall sell the Shares to the Buyers, for $11.25 per Share, constituting an aggregate purchase price equal to $53,862,615 (collectively, the "Purchase Price").

     (b) Closing. Concurrently with the execution of this Agreement, the Buyers shall pay and deliver to the Seller the Purchase Price by wire transfer of immediately available funds pursuant to the wire transfer instructions set forth on Schedule A, and the Seller shall transfer the Shares to [a DTC participant account]1 designated by the Buyers, with a portion of the Shares (as determined at the sole discretion of the Buyers) being transferred to Great Hill Equity Partners III, L.P. and the remaining balance of the Shares being transferred to Great Hill Equity Partners IV, L.P.

Section 2.        Representations, Warranties and Agreements

     (a) Each of the Buyers, as one party, and the Seller, as the other party, hereby makes the following representations and warranties to each other:

          (i) It has the full power and authority to enter into this Agreement and to consummate the transaction contemplated hereby (and, in the case of each of the Buyers, it is a duly organized limited partnership, validly existing and in good standing under the laws of its jurisdiction of organization).

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1 Subject to confirmation with issuer's counsel and Seller's broker.

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          (ii) This  Agreement  is a valid and  binding  agreement,  enforceable against such party in accordance with its terms, subject to bankruptcy and similar laws and to equitable principles.

     (b) Seller hereby represents and warrants to the Buyers that:

          (i) Seller has good and valid title to the Shares owned by him, free and clear of all liens, encumbrances or claims.

          (ii) Upon delivery of the Shares to be sold by the Seller, payment therefor pursuant hereto and assuming the Buyers have no notice of any "adverse claim" (within the meaning of Section 8-102 of the Uniform Commercial Code (the "UCC")) (x) each Buyer shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, and (y) under Section 8-501 of the UCC, each Buyer will acquire good and valid title and a valid security entitlement in respect of such Shares free of any "adverse claims" (within the meaning of Section 8-102 of the UCC).

          (iii) The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby do not and will not (x) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which Seller is a party or by which Seller is bound or to which any of the property or assets of Seller is subject, or
     (y) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Seller or the property or assets of Seller.

          (iv) Except for filings by the Seller under Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Seller or the property or assets of the Seller is required for the execution, delivery and performance of this Agreement and the consummation by the Seller of the transactions contemplated hereby.

          (v)  Seller   represents   that  it  has  not  conducted  any  general
     solicitation for offerees with respect to the Shares.

     (c) Each Buyer hereby represents and warrants to the Seller that:

          (i) Each Buyer understands that the Shares are being purchased under an exemption from the Securities Act of 1933, as amended (the "Securities Act"), and that the Shares constitute "restricted securities," as such term is defined in Rule 144 under the Securities Act, have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred without registration under the Securities Act and applicable state securities laws or an exemption therefrom.

          (ii) Each Buyer is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D of the Securities Act and is acquiring the Shares for its own account for investment only and not with a view towards, or for

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     resale in connection with, the public sale or distribution thereof. Neither
     Buyer has any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares.

          (iii) The execution, delivery and performance of this Agreement by each Buyer and the consummation by each Buyer of the transactions contemplated hereby do not and will not (x) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which such Buyer is a party or by which such Buyer is bound or to which any of the property or assets of such Buyer is subject, or (y) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Buyer or the property or assets of such Buyer.

     (d) All the representations, warranties and agreements of each party hereto shall survive the Closing Date.

Section 3.        General Release and Standstill Covenant

     (a) General Release. Seller, in his capacity as a former employee and stockholder of Vitacost and as the Seller under this Agreement, hereby releases, acquits, satisfies and forever discharges Buyers, Vitacost, and all of Buyers' and Vitacost's current and former officers, directors, employees, agents, representatives, predecessors, successors, investors, partners, affiliates, vendors, customers and insurers (and each of their respective heirs, successors and descendants) from any and all claims, demands, liabilities, promises, contracts, suits, debts, covenants, controversies, agreements and causes of action of any kind whatsoever, whether now known or unknown, whether currently existing or that will arise in the future, arising out of or relating to actions or failures to act from the beginning of time to the effective date of this Agreement. Seller hereby expressly acknowledges that Vitacost and all of Buyers' and Vitacost's current and former officers, directors, employees, agents, representatives, predecessors, successors, investors, partners, affiliates, vendors, customers and insurers (and each of their respective heirs, successors and descendants) are third party beneficiaries to this Section 3(a) and have all rights of enforcement with respect thereto.

     (b) Standstill. The Seller hereby agrees that he shall not:

          (i) acquire, offer or propose to acquire, or agree to acquire (except by way of stock dividends, stock splits, reverse stock splits or other distributions or offerings made available to holders of any voting securities generally), whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (as defined under  Section  13(d)  of  the  Exchange  Act)  or  otherwise,  any  voting securities if, as a result of such acquisition, the Seller would beneficially own in the aggregate more than 1.0% of the then outstanding voting securities;

          (ii) make, participate in or encourage any "solicitation" (as such term is used in the proxy rules of the SEC) of proxies or consents with respect to the election or removal of directors or any other matter or proposal or seek to advise, encourage or influence any person with respect to the voting of any voting securities;

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          (iii) initiate,  propose or otherwise  "solicit" (as such term is used in the proxy rules of the SEC) shareholders of Vitacost for the approval of any shareholder proposal or cause or encourage any person to initiate any such shareholder proposal; or seek to call, or to request the call of, or call a special meeting of the shareholders of Vitacost; or make a request for a list of Vitacost's shareholders or other Vitacost records;

          (iv) seek election or appointment to, or representation on, or nominate or propose the nomination of any candidate to the board of directors; or seek the removal of any member of Vitacost's board of directors;

          (v) form or join in a partnership, limited partnership, syndicate or other group, including, without limitation, a group as defined under
     Section 13(d) of the Exchange Act, with respect to any voting securities, or deposit any voting securities into a voting trust or subject any voting securities to any voting agreement;

          (vi) act alone or in concert with others to control or seek to control, or influence or seek to influence, the management, the board of directors or the policies of Vitacost;

          (vii) with respect to Vitacost or the voting securities, (i) otherwise communicate with Vitacost's shareholders or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act or (ii) participate in, or take any action pursuant to, any "shareholder access" proposal that may be adopted by the SEC, whether in accordance with proposed Rule 14a-11 or otherwise;

          (viii) seek, propose, or make any statement with respect to any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving Vitacost or any of its affiliates or associates (as defined under Rule 12b-2 of the Exchange Act);

          (ix) have any discussions or communications, or enter into any arrangements, understanding or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other person in connection with any of the foregoing, or make any investment in or enter into any arrangement with any other person that engages, or offers or proposes to engage, in any of the foregoing; or

          (x) otherwise take, or solicit, cause or encourage others to take, any action inconsistent with any of the foregoing.

Seller hereby expressly acknowledges that Vitacost is a third party beneficiary to this Section 3(b) and have all rights of enforcement with respect thereto.

Section 4.        Miscellaneous

     (a) Further Assurances. Each party hereto shall properly execute and deliver such further agreements and instruments, and take such further actions, as the other party may reasonably request in order to carry out the purposes and intent of this Agreement.

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     (b)  Notices.  All  notices,  requests,  demands  and other  communications hereunder  shall be in writing  and shall be deemed  given (i) when  delivery is
made  or  refused  if  delivered   personally,   (ii)  upon  successful  written
confirmation of facsimile transmission (with subsequent letter confirmation by any other method permitted under this Section), (iii) the next business day, if by overnight courier, and/or (iv) five days after being mailed by certified or registered mail, postage prepaid, return receipt requested, in each case, to the parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:


                  If to the Seller:         Wayne F. Gorsek
                                            360 E. Desert Inn #1203
                                            Las Vegas, NV 89109
                                            Tel: 561-704-3240
                                            Fax:

                  With a copy to:

                                            Attention:
                                            Tel:
                                            Fax:

                  If to Buyers:             Great Hill Partners
                                            One Liberty Square
                                            Boston, MA 02109
                                            Attention: Michael A. Kumin
                                            Tel: (617) 790-9435
                                            Fax: (617) 790-9401

                  With a copy to:   Edwards Angell Palmer & Dodge LLP
                                            111 Huntington Avenue
                                            Boston, MA 02199
                                            Attention: Matthew J. Gardella, Esq.
                                            Tel: (617) 239-0789
                                            Fax: (866) 955-8776

     (c) Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties hereto without the consent of the other parties hereto, except that the Buyers shall be able to assign their rights and obligations hereunder to any affiliated entity subject to remaining liable hereunder for such affiliated entities' obligations under this Agreement.

     (d) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal substantive law, and not the law pertaining to conflicts of law, of the State of New York.

     (e) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Any delivery of an executed counterpart of this

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Agreement (or counterpart signature page) by facsimile or electronic mail in PDF format shall be as effective as delivery of a manually executed counterpart (or counterpart signature page) of this Agreement.

     (f) Complete Agreement. This Agreement is an integrated agreement containing the entire agreement, and all representations, warranties, covenants and understandings, between the parties hereto with respect to the subject matter hereof and shall supersede all previous and all contemporaneous oral or written negotiations, commitments or understandings. Except as specifically set forth in this Agreement, neither the Seller nor the Buyers makes any representation, warranty, covenant or undertaking with respect to the subject matter hereof.

     (g) Modifications, Amendments and Waiver. This Agreement may be modified, amended or otherwise supplemented or terminated only by a writing signed by each of the parties to this Agreement. No waiver of any right or power hereunder shall be deemed effective unless and until a writing waiving such right or power is executed by the party waiving such right or power.

     (h) Third Party Beneficiaries. Except as set forth in Section 3 of this Agreement, there are no third party beneficiaries under this Agreement.

     (i) Expenses. Each party hereto shall bear its own costs and expenses, including, without limitation attorneys' fees, incurred in connection with this Agreement and the transactions contemplated hereby.

     (j) Confidentiality. The parties agree to keep the existence and subject matter of this Agreement confidential and not disclose it, unless required by law (in which case the disclosing party shall give the other party advance notice and opportunity to review the disclosure, and consider in good faith any reasonable comments thereto). Specifically, the Seller agrees to use reasonable efforts to provide the Buyers with at least one business day to review any proposed disclosure relating to this Agreement and/or any sale of the Shares contemplated hereby in any Seller filing under Section 13 and Section 16 of the Exchange Act (e.g., amendment of a Schedule 13G or Form 4).


                  [Remainder of Page Left Intentionally Blank]







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         IN WITNESS  WHEREOF,  each of the Buyers and the Seller has caused this
Agreement to be signed by their respective duly authorized officers as of the date first written above.

                       BUYERS:

                       Great Hill Equity Partners III, L.P.

                       by: Great Hill Partners GP III, L.P., its general partner

                       by: GHP III, LLC, its general partner


                       by:________________, a manager


                       Great Hill Equity Partners IV, L.P.

                       by: Great Hill Partners GP IV, L.P., its general partner

                       by: GHP IV, LLC, its general partner


                       by:________________, a manager


















             [First Signature Page to the Stock Purchase Agreement]



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                                            SELLER:


                                            -----------------------------
                                            Name: Wayne F. Gorsek







































        [Second and Final Signature Page to the Stock Purchase Agreement]


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                                   SCHEDULE A

                           WIRE TRANSFER INSTRUCTIONS